                                                                    EXHIBIT 10.7
                                                             PECO ENERGY COMPANY
                                                          CONFIRMATION AGREEMENT


                   PECO ENERGY COMPANY CONFIRMATION AGREEMENT

01/30/01

TO:      Ian Carter

COMPANY: Commonwealth Energy Corporation

This confirmation letter ("Letter") shall confirm the agreement reached on January 24, 2001, between Commonwealth Energy Corporation and PECO Energy Company for the sale and purchase under the terms and conditions as follows:

Buyer: Commonwealth Energy Corporation (d/b/a electricAMERICA) ("Commonwealth" or "Buyer")

Seller:  PECO Energy Company ("PECO", or "Seller")

Products: Around the clock energy ("Firm Energy") with associated Conowingo Renewable Credits (as defined below)

Term:    35 months

Start Date: Hour Ending 0100 February 1, 2001

End Date:  Hour Ending 2400 December 31, 2003

Delivery point:  PECO Transmission Zone of PJM Interconnection

Transmission:  Buyer responsible for transmission costs beyond Delivery Point

Amount:  50 MW per hour for the Term

Price:  $38.50/MWh for the Term

Payment: Buyer to pre-pay on a monthly basis for the Term, with pre-payment due by wire transfer five business days before the first calendar day of each month for the entire term. For the billing month of February 2001, pre-payment must be made by close of business January 30, 2001. If Buyer fails to pre-pay, Seller will have the right to terminate this Agreement effective as of the date on which pre-payment was due.

Payment Schedule:  Attached as Exhibit A.

Wire Transfer Information:  Pre-payment will be made to the following:

                  Mellon Bank

                  Philadelphia, PA

                  ABA# 031-000-037

                  Credit:  PECO Energy Company

                  Account:  2216604
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Scheduling: Seller will schedule this transaction in eSchedules, or its successor, as PECO Zone-PECO Zone. Buyer will confirm eSchedules contract.

Congestion Expenses: Seller will be responsible for all congestion expenses associated with the Product.

Assignment: PECO reserves the right to assign this Agreement, or any interest, without consent to an affiliate of PECO or to a third party to be selected by PECO in its sole discretion.

Liquidated Damages: In the event that Seller fails to schedule and/or deliver the Quantity of Firm Energy, where such failure was not excused by Force Majeure or by Buyer's failure to perform, Seller shall pay Buyer (on the date payment would otherwise be due under this transaction) an amount for each MWh of such deficiency equal to the positive difference, if any, between (i) the price at which Buyer is able to purchase or otherwise receive such deficient quantity of power acting in a commercially reasonable manner (adjusted to reflect the difference in transmission costs, if any) minus (ii) the Price reflected herein.

In the event Buyer fails to schedule and/or to receive the Firm Energy where such failure was not excused by Force Majeure or by Seller's failure to perform, Buyer will pay Seller (on the date payment would otherwise be due under this transaction) an amount for each MWh of such deficiency equal to the positive difference if any, between (i) the Price reflected herein, minus (ii) the price at which Seller is able to sell or otherwise dispose of such deficiency quantity of power acting in a commercially reasonable manner (adjusted to reflect difference in transmission costs, if any).

Conowingo Renewable Credits: Buyer will have exclusive entitlement to Renewable Credits associated with a portion of the actual net output of Conowingo Hydroelectric Station equal to 400,800 Mwh for the period February 1, 2001, through December 31, 2001; 438,000 MWh for the period January 1, 2002, through December 31, 2002; and 438,000 MWh for the period January 1, 2003, through December 31, 2003. Renewable Credits are any renewable attributes that reward or encourage power producers or suppliers to provide renewable energy that is associated with the production of electricity from Conowingo Hydroelectric Station.

Certification of Exclusivity; Seller certifies that no other party, including PECO Energy Company or any of its affiliates, subsidiaries or divisions, has or shall have claim to the Renewable Credits entitled to Buyer under this Agreement. At the end of the Term, Seller will cooperate to the extent reasonably necessary to assist Buyer in fulfilling substantiation obligations regarding Certification of Exclusivity.

Tariff: This sale shall take place, be billed, paid for, and treated confidentially pursuant to the terms of PECO Energy Company's FERC Electric Tariff Volume No. 1.



                                       2
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         IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Agreement by the undersigned duly authorized representatives as of the date of this Agreement.

PECO Energy Company                        Commonwealth Energy Corporation

                                           (d/b/a electricAMERICA)

By: /s/ Ian McLean                         By:  /s/  Ian B. Carter
   ---------------------------                ----------------------------------

Name:  Ian McLean                          Name:
                                                --------------------------------

Title:  Senior Vice President,             Title:
                                                 -------------------------------

Exelon Generation,

And President, Exelon

Power Team

Date:                                      Date:
                                                --------------------------------



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
EXHIBIT A

Payment Schedule:

Month            Payment
-----            -------
     2001
Feb-01           $1,293,600
Mar-01           $1,432,200
Apr-01           $1,386,000
May-01           $1,432,200
Jun-01           $1,386,000
Jul-01           $1,432,200
Aug-01           $1,432,200
Sep-01           $1,386,000
Oct-01           $1,432,200
Nov-01           $1,386,000
Dec-01           $1,432,200
     2002
Jan-02           $1,432,200
Feb-02           $1,293,600
Mar-02           $1,432,200
Apr-02           $1,386,000
May-02           $1,432,200
Jun-02           $1,386,000
Jul-02           $1,432,200
Aug-02           $1,432,200
Sep-02           $1,386,000
Oct-02           $1,432,200
Nov-02           $1,386,000

Month            Payment
-----            -------
Dec-02           $1,432,200
     2003
Jan-03           $1,432,200
Feb-03           $1,293,600
Mar-03           $1,432,200
Apr-03           $1,386,000
May-03           $1,432,200
Jun-03           $1,386,000
Jul-03           $1,432,200
Aug-03           $1,432,200
Sep-03           $1,386,000
Oct-03           $1,432,200
Nov-03           $1,386,000
Dec-03           $1,432,200


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